Exhibit 21.01

                    LIST  OF  THE  REGISTRANT'S  SUBSIDIARIES

Name                    Jurisdiction  of  Incorporation
----                    -------------------------------

Canadian  Rockport  Homes,  Ltd.          Canada,  Province  of British Columbia

Rockport  Homes  Chile  Limitada          Chile


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